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GLOBAL PREFERRED HOLDINGS, INC.                        FOR IMMEDIATE RELEASE

CONTACT:  Bradley Barks                                PHONE: 770/248-3531
www.gphre.com

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                    GLOBAL PREFERRED HOLDINGS, INC. ANNOUNCES
                              THIRD QUARTER RESULTS

ATLANTA November 14, 2003 - Global Preferred Holdings, Inc. reported net income of $452,000, or $0.11 per share, for the quarter ended September 30, 2003. This represents an increase of $1.5 million from the after tax loss of $1.1 million, or $0.26 per share, in the same period a year ago. Net income for the third quarter of 2002 included a one-time $1.1 million charge, net of tax, for the cost of the Company's withdrawn offering and additional amortization of deferred acquisition costs of $1.1 million, net of tax, primarily resulting from increased surrender activity.

         Total revenues for the quarter ended September 30, 2003 were $7.6 million compared to $8.1 million in the same quarter a year earlier, a decrease of $458,000 or 6%. This reflected a decrease in deferred sales charge revenue resulting from lower policy surrender activity, fewer policies in force as compared to a year ago and the shorter effective maturity of the Company's investment portfolio. Death claims were $78,000, or 4%, higher in third quarter of 2003 compared to the same quarter in 2002 due to normal fluctuations inherent in death claim experience. Operating expenses decreased by $49,000, or 6%, for the quarter ended September 30, 2003 compared to the same period in 2002.

         "Markets stabilized this quarter at levels not reached in over a year," commented Ed McKernan, president and CEO of Global Preferred. "We were disappointed that in the face of improving markets, the combination of the effect of prior surrender activity and death claims in excess of historical levels put a drag on our earnings. On the positive side, we saw operating expenses decrease for the quarter from previous levels and surrender experience improve. Additionally, while our investment income has


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declined because we are invested in shorter duration assets, this strategy has reduced our exposure to unrealized capital losses caused by recent increases in interest rates. Overall, we are confident that given continued market improvements, we can manage the company to increasing profitability."

ABOUT GLOBAL PREFERRED HOLDINGS, INC.

         Global Preferred Holdings, Inc., whose executive offices are located in Duluth, Georgia, is the parent of Global Preferred Re Limited, a Bermuda life reinsurer. As of September 30, 2003, Global Preferred Re reinsured 293,000 life insurance policies, riders and annuity contracts which accounted for life insurance policies with an aggregate face value of $7.8 billion and aggregate annuity contract benefits of $237 million.

FORWARD-LOOKING STATEMENTS

         Certain statements in this news release may contain forward-looking statements within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934. Such forward-looking statements are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933.

         All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

         We have described some important factors that could cause our actual results to differ materially from our expectations in "Factors that may Affect Future Results of Operations" included as Exhibit 99.3 in our Annual Report on Form 10-K for the year ended December 31, 2002. You should carefully review these risks and additional risks described in other documents we file from time to time with the Securities and Exchange Commission, including quarterly reports on the Form 10-Q. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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                         GLOBAL PREFERRED HOLDINGS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)



                                                                                                 DECEMBER 31,        SEPTEMBER 30,
                                                                                                     2002                2003
                                                                                                 ------------        ------------
                                       Assets
Fixed maturity securities - available for sale (amortized cost of
  $2,673,762 and $7,045,446 for 2002 and 2003, respectively) .............................       $  2,798,190        $  7,308,796
Equity securities - available for sale (cost of $2,000,000 for 2003)......................                 --           2,002,085
Cash and cash equivalents ................................................................         15,858,256          17,818,312
Investment income due and accrued ........................................................             80,882              90,451
Accounts receivable ......................................................................            215,500              11,164
Reinsurance balances receivable ..........................................................          3,078,949           2,349,260
Reinsured policy loans ...................................................................          1,115,994           1,214,128
Deferred acquisition costs ...............................................................         49,850,309          46,676,951
Prepaid expenses .........................................................................            888,662             635,480
Current income tax recoverable ...........................................................            172,500              93,976
Fixed assets (net of accumulated depreciation of $240,439 and
     $312,171 for 2002 and 2003, respectively) ...........................................            215,095             153,988
                                                                                                 ------------        ------------
                  Total assets ...........................................................       $ 74,274,337        $ 78,354,591
                                                                                                 ============        ============
                            Liabilities and Stockholders' Equity
Liabilities:
     Future policy benefits ..............................................................       $ 16,923,775        $ 19,071,441
     Reinsurance balances payable ........................................................             42,130                  --
     Accrued expenses and accounts payable ...............................................            473,636             435,004
     Accrued interest payable ............................................................            158,219              63,699
     Short term debt .....................................................................                 --           5,000,000
     Long term debt ......................................................................          5,000,000                  --
     Deferred tax liability ..............................................................          8,354,722           9,019,599
                                                                                                 ------------        ------------
                  Total liabilities ......................................................         30,952,482          33,589,743
                                                                                                 ------------        ------------
Stockholders' equity:
     Common stock, par value $.001, 50,000,000 shares and 15,000,000 shares authorized for
         2002 and 2003, respectively; 4,149,074 shares
         issued for 2002 and 2003 ........................................................              4,149               4,149
     Additional paid-in capital ..........................................................         23,326,026          23,326,026
     Accumulated other comprehensive income ..............................................             82,125             175,187
     Retained earnings ...................................................................         19,958,822          21,308,753
     Treasury stock, at cost (7,390 shares) ..............................................            (49,267)            (49,267)
                                                                                                 ------------        ------------
                  Total stockholders' equity .............................................         43,321,855          44,764,848
                                                                                                 ------------        ------------
                  Total liabilities and stockholders' equity .............................       $ 74,274,337        $ 78,354,591
                                                                                                 ============        ============


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


                         GLOBAL PREFERRED HOLDINGS, INC.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                               THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                          SEPTEMBER 30,
                                                          --------------------------------        -------------------------------
                                                               2002                2003               2002                  2003
                                                          ------------        ------------        ------------        ------------
Revenues:
     Premiums .....................................       $  4,484,848        $  4,331,649        $ 13,574,548        $ 13,083,712
     Reinsured policy revenues ....................          3,441,907           3,200,173          10,596,850           9,690,225
     Net investment income ........................            168,074              95,206             570,455             266,094
     Net realized gain on investments .............                 --                  --               7,338                  --
     Other income .................................                 --               9,497                  --              15,007
                                                          ------------        ------------        ------------        ------------
         Total revenues ...........................          8,094,829           7,636,525          24,749,191          23,055,038
                                                          ------------        ------------        ------------        ------------

Benefits and expenses:
     Benefits, claims and settlement expenses .....          2,134,758           2,212,743           6,806,589           6,943,333
     Change in future policy benefits .............            353,099             308,616           1,210,776             815,622
     Reinsurance expense allowances, net ..........          2,100,972           2,001,759           6,435,428           6,158,269
     Amortization of deferred acquisition costs ...          2,483,943           1,566,410           4,674,447           4,222,651
     Operating expenses ...........................            814,119             765,175           2,235,574           2,587,044
     Costs of withdrawn offering ..................          1,712,000                  --           1,712,000                  --
     Interest expense .............................             94,521              94,521             285,596             280,479
                                                          ------------        ------------        ------------        ------------
         Total benefits and expenses ..............          9,693,412           6,949,224          23,360,410          21,007,398
                                                          ------------        ------------        ------------        ------------
         Income (Loss) before income tax ..........         (1,598,583)            687,301           1,388,781           2,047,640
Income tax benefit (expense) ......................            535,347            (235,213)           (476,790)           (697,709)
                                                          ------------        ------------        ------------        ------------
         Net income (loss) ........................       $ (1,063,236)       $    452,088        $    911,991        $  1,349,931
                                                          ============        ============        ============        ============

Basic earnings (loss) per share ...................       $      (0.26)       $       0.11        $       0.22        $       0.33
                                                          ============        ============        ============        ============

Diluted earnings (loss) per share .................       $      (0.26)       $       0.11        $       0.22        $       0.33
                                                          ============        ============        ============        ============

Weighted-average common shares outstanding ........          4,141,684           4,141,684           4,141,684           4,141,684
                                                          ============        ============        ============        ============

Total weighted-average common and common equivalent
  shares outstanding ..............................          4,141,684           4,141,684           4,141,684           4,141,684
                                                          ============        ============        ============        ============



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